                                                                      EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS


                                                                  Income             Shares              Per Share
                                                                (Numerator)       (Denominator)            Amount
                                                                -----------       -------------          ---------

                                                                       FOR THE NINE MONTHS ENDED JUNE 30, 2001
                                                                       ---------------------------------------
Net loss applicable to common shareholders                     $(7,029,003)
                                                               ===========

BASIC EPS
   Loss applicable to shareholders                                                       8,512,183        ($0.83)
                                                                                                          ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                                       -
                                                                                         ---------

DILUTED EPS
   Loss applicable to shareholders                                                       8,512,183        ($0.83)
                                                                                         =========        ======

                                                                       FOR THE NINE MONTHS ENDED JUNE 30, 2000
                                                                       ---------------------------------------

Net income applicable to common shareholders                   $ 1,726,808
                                                               ===========

BASIC EPS
   Income applicable to shareholders                                                     8,511,776        $ 0.20
                                                                                                          ------

EFFECT OF DILUTIVE SECURITIES
   Options                                                                                       -
                                                                                         ---------

DILUTED EPS
   Income applicable to shareholders                                                     8,511,776        $ 0.20
                                                                                         =========        ======

                                                                      EXHIBIT 11


               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS


                                                                  Income             Shares              Per Share
                                                                (Numerator)       (Denominator)           Amount
                                                                -----------       -------------          ----------

                                                                      FOR THE QUARTER ENDED SEPTEMBER 30, 2001
                                                                      ----------------------------------------
Net loss applicable to common shareholders
                                                                     $ 299,794
                                                                     =========

BASIC EPS
   Loss applicable to shareholders                                                       8,512,194         $ 0.04
                                                                                                           ======

EFFECT OF DILUTIVE SECURITIES
   Options                                                                                       -
                                                                                         ---------

DILUTED EPS
   Loss applicable to shareholders                                                       8,512,194         $ 0.04
                                                                                         =========         ======

                                                                      FOR THE QUARTER ENDED SEPTEMBER 30, 2000
                                                                      ----------------------------------------

Net income applicable to common shareholders                         $ 708,036
                                                                     =========
BASIC EPS
   Income applicable to shareholders                                                     8,512,008         $ 0.08
                                                                                                           ======

EFFECT OF DILUTIVE SECURITIES
   Options                                                                                       -
                                                                                         ---------

DILUTED EPS
   Income applicable to shareholders                                                     8,512,008         $ 0.08
                                                                                         =========         ======